Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bio-Path Holdings, Inc., including the Prospectus forming a part thereof, of our reports dated March 15, 2017, relating to the consolidated financial statements, and the effectiveness of Bio-Path Holding, Inc.’s internal control over financial reporting, appearing in Bio-Path Holding, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

Salt Lake City, Utah
February 20, 2018